EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171602, No. 333-173361 and No. 333-173362) of Resolute Forest Products Inc. of our report dated March 1, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP (1)
Montréal, Québec, Canada
March 1, 2019
(1) CPA auditor, CA, public accountancy permit No.A115888